EXHIBIT 23.1

Independent Auditors' Consent

        We consent to the incorporation by reference in Registration Statements No. 333-55846 and 333-83208 of Boeing Capital Corporation on Form S-3 of our report dated January 30, 2003 appearing in this Annual Report on Form 10-K of Boeing Capital Corporation for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
February 27, 2003